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                                                                    Exhibit 10.3

This document was prepared by
and following recording return to:

Anne Garr-Kraemer
Lord, Bissell & Brook
115 South LaSalle Street
Suite 3400
Chicago, Illinois 60603


                                      ------------------------------------------
                               Space above reserved for use by Recorder of Deeds


                               EASEMENT AGREEMENT

     THIS EASEMENT AGREEMENT (the "Agreement") is made as of this 28th day of June, 2002, by and between Midway Amusement Games, LLC, a Delaware limited liability company (hereinafter referred to as "Midway") and Williams Electronics Games, Inc., a Delaware corporation (hereinafter referred to as "Williams").

     The following recitals of fact are a material part of this Agreement:

     A. Midway is the holder of legal title to a certain parcel of land in the City of Chicago (the "City"), described on EXHIBIT A attached hereto and made a part hereof (hereinafter referred to as the "Midway Parcel");

     B. Williams is the holder of legal title to a certain parcel of land in the City which is adjacent to and contiguous with the Midway Parcel and is legally described on EXHIBIT B attached hereto and made a part hereof (hereinafter referred to as the "Williams Parcel");

     C. Midway wishes to grant an exclusive easement for, on, over and across a certain portion of the Midway Parcel for Williams' quiet use and enjoyment, as more fully set forth below; and

     D. The parties wish to make certain agreements regarding such easement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following grants, agreements, covenants and restrictions are made:

SECTION 1. EXCLUSIVE UNRESTRICTED EASEMENT OVER THE MIDWAY PARCEL

     Midway hereby grants, gives and conveys to Williams and its Affiliates only, as an easement appurtenant to the Williams Parcel, an exclusive unrestricted easement for, on, over, upon and across that certain portion of the Midway Parcel described in EXHIBIT C (the "Easement


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Area") for its quiet use and enjoyment; provided however, that the easement shall terminate and cease to exist in the event that (i) there is a "Change in Control" of Williams, or (ii) Williams assigns or otherwise transfers, by lease, license or otherwise, its rights or obligations under this Agreement to any third party, and provided further that Williams may not construct any improvements or permit the Easement Area to be blocked or obstructed unreasonably so as to hinder and impede the free flow of access to Midway, reserved in this Agreement. In addition, Midway may not construct any improvements or permit the Easement Area to be blocked or obstructed unreasonably so as to hinder and impede Williams' quiet use and enjoyment of the Easement Area.

     In addition to the foregoing, Midway expressly grants, gives and conveys to Williams and its Affiliates only, the express right to make any permanent alterations, improvements or additions, in, on or to the Buildable Area (as defined below) in Williams' sole discretion; provided, however, that (i) such alterations, improvements or additions, taken together, shall not occupy greater than fifty percent (50%) of the total area of the Buildable Area, (ii) all such alterations, improvements or additions are contiguous to the Williams Parcel or other such alternations, improvements or additions made prior thereto in accordance with this paragraph, and (iii) such alterations, improvements or additions do not prevent ingress or egress from the North side of the improvements located on the Midway Parcel to and from the "Alley" shown on Exhibit C (the portion of the Buildable Area on which such alterations, improvements or additions are located is an "Improved Area"). Further, in event of any such alterations, improvements or additions, Midway shall sell, transfer and convey to Williams, and Williams shall purchase, the Improved Area at fair market value (evaluated using the current zoning and use of the Buildable Area as of the date of execution of this Agreement), in which case the parties shall amend Exhibit C and Williams Proportionate Share (as hereinafter defined) to reflect a new "Easement Area" with the Improved Area removed therefrom. The "Buildable Area" shall mean that portion of the Easement Area, as the Easement Area is defined as of the date of execution of this Agreement, excluding the area labeled as "Alley" on Exhibit C.

     For the purposes of this Agreement, "Change in Control" shall mean any of the following: (i) acquisition of Control of a party, directly or indirectly, in a single transaction or a series of related transactions, by a person that was not an Affiliate of a party prior to the execution of this Agreement; (ii) the merger, consolidation or other business combination of a party into or with another entity that was not an Affiliate of a party prior to the execution of this Agreement; or (iii) the acquisition of all or substantially all of the assets of a party, directly or indirectly, in a single transaction or series of related transactions. As used herein, "Control" shall mean (x) the legal, beneficial or equitable ownership, directly or indirectly, of 50% or more of the aggregate of all voting equity interests in an entity, or (y) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, membership interests, by contract, or otherwise. As used herein "Affiliate" means, as to any person, any other person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such person. Williams may not assign or otherwise transfer its rights or obligations under this Agreement to any third party. In furtherance of the above, no person shall avoid the provisions of this Agreement by assigning any right or delegating any obligation under this Agreement to one or more Affiliates and then disposing of all or any portion of such person's interest in any such Affiliate.


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SECTION 2. RESERVATION OF EASEMENT BY MIDWAY.

     Midway expressly reserves the right of ingress and egress, on, over and upon the Easement Area, as needed for Midway to gain entry to and from fire, emergency and other doorways of the improvements located on the Midway Parcel.

SECTION 3. MAINTENANCE AND REPAIR OF EASEMENT AREA.

     Williams shall, at Williams sole cost and expense, maintain the Easement Area in good repair and clean condition (i.e., reasonably free of dirt, debris, ice and snow). Midway shall have no obligation for any cost of maintenance or repair to the Easement Area and any amenities or facilities constructed or installed therein by or on behalf of Williams as otherwise permitted by this Agreement.

SECTION 4. CONDUCT AND COORDINATION OF MAINTENANCE, REPAIR AND REPLACEMENT.

     All maintenance and repair of the Easement Area shall be made so as to interfere as little as practicable with Midway's use of the Midway Parcel and the rights reserved by Midway hereunder.

     Williams shall not place, or permit to be placed, any liens on the Easement Area or the Midway Parcel due to any maintenance, repair or construction work or other work performed by Williams or on Williams' behalf on the Easement Area. Williams shall be responsible for damage caused to the Midway Parcel by Williams, or any party under its control, following any construction or maintenance work and pay the cost of any required restoration or repair to the Midway Parcel.

SECTION 5. DEFAULT AND REMEDIES.

     In the event of an emergency requiring maintenance or repair of the Easement Area and if Williams does not undertake the same within a period of time which is reasonable under the circumstances or it does not appear that Williams will, or will be able to, undertake such maintenance or repair, then Midway may, at its option with notice to Williams, perform such maintenance or repair and pay any and all costs and charges associated therewith.

     Failure by a Williams to perform any provision of this Agreement to be performed by Williams shall constitute a default if the failure to perform is not cured within 30 days after the Williams receives written notice thereof from Midway. If such default cannot reasonably be cured within 30 days, Williams shall not be in default of this Agreement if Williams commences to cure the default within such 30-day period and diligently and in good faith continues to cure the default until completion (but in no event more than 120 days), provided the same is capable of being cured by Williams.

     If Williams shall have failed to cure a default after the expiration of the applicable time for cure of a particular default, Midway may, at its election, but without obligation therefor, (a) seek specific performance of any obligation of Williams; (b) pursue an action for injunctive or declaratory relief; (c) from time to time without releasing Williams in whole or in part from its obligation to perform any and all covenants, conditions and agreements to be performed by


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Williams hereunder, cure the default at Williams's cost; or (d) exercise any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. All such remedies may be exercised alternatively or cumulatively. Any reasonable cost incurred by Midway in order to cure such a default by Williams shall be due upon demand from Williams, and shall constitute a lien on the property of Williams which may be enforced in the manner of enforcement of judgment liens. Midway may record a memorandum of such lien against the Williams Parcel.

SECTION 6. FORCE MAJEURE; INTERRUPTION OF SERVICES.

     If either party hereto fails to perform in a timely manner any of the obligations to be performed by such party under this Agreement, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party (or such other party's employees, agents, licensees, invitees or contractors) or any other cause beyond the reasonable control of the non-performing party, then the non-performing party shall not be deemed in default hereunder as a result of such failure. The foregoing shall not excuse any failure to make any payment of money in a timely manner.

     Midway shall not be liable in damages for any interruption of utility services to the Easement Area which may arise out of or be occasioned by maintenance or repair of the Easement Area unless such interruption of service results from the wanton or willful misconduct of Midway.

SECTION 7. COVENANTS RUNNING WITH THE LAND.

     All provisions of this Agreement, including the benefits and burdens set forth herein, shall run with the land and are binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

SECTION 8. REAL ESTATE TAXES.

     Within ten (10) days following the receipt of the bill for the real estate taxes for Midway Parcel (the "Midway Tax Bill"), Midway shall deliver the Midway Tax Bill to Williams. Within ten (10) days following Midway's delivery to Williams of the Midway Tax Bill, Williams shall remit to Midway the amount equal to Williams Proportionate Share of the Midway Tax Bill. Williams Proportionate Share shall be 2.1132%.

SECTION 9. TERMINATION.

     Williams may terminate the easement granted pursuant to this Agreement by:
(i) recording a release thereof with the Office of Recorder of Deeds of Cook County, Illinois with directions for delivery of the same to the grantor of such easement at its address given pursuant hereto, (ii) written agreement with the grantor, (iii) a Change in Control of Williams as provided above, or (iv) an assignment or transfer of its rights or obligations under this Agreement to a third party, in any case, the easements granted to Williams pursuant to this Agreement shall terminate and all rights, duties and liabilities hereby created shall terminate as to such easement except for liabilities incurred hereunder prior to such termination.


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SECTION 10. INDEMNITY AND INSURANCE.

     Williams shall indemnify and hold harmless Midway, its successors, officers and assigns and their agents, tenants and occupants of the Midway Parcel, from and against any and all claims, losses, damages, injuries, liability, costs and expenses, including reasonable attorneys' fees) arising form the death of or any accident, occurrence, injury, loss or damage whatsoever caused to any person or to the property of any person or entity as shall occur arising out of or resulting from Williams's use of the Midway Parcel and Easement Area, except to the extent any such liability, loss, damage, costs and expenses arises from the acts of Midway or its agents or the acts of other parties who have been granted any easement by Midway upon, over and across the Midway Parcel.


SECTION 11. NOTICES.

     All notices and other communications given pursuant to this Agreement shall be in writing and shall be deemed properly served if delivered in person to the party to whom it is addressed or two (2) days after deposit in the U.S. mail if sent postage prepaid by United States registered or certified mail, return receipt requested, addressed as follows:

(a)      If to Midway:              Midway Amusement Games, LLC
                                    2704 West Roscoe Street
                                    Chicago, Illinois 60618
                                    Attention:  President

(b)      If to Williams:            Williams Electronics Games, Inc.
                                    800 S. Northpoint Boulevard
                                    Waukegan, Illinois 600856
                                    Attention:  Orrin J. Edidin

Either party may change the name of the person or address to which notices and other communications are to be given by so notifying the other party.

SECTION 12. NON-TERMINABLE AGREEMENT.

     Except as otherwise provided herein, no breach of the provisions of this Agreement shall entitle any party to cancel, rescind or otherwise terminate this Agreement, but such limitation shall not effect, in any manner, any other rights or remedies which any party may have hereunder by reason of any breach of the provisions of this Agreement. No breach of the provisions of this Agreement shall defeat or render invalid the lien of any mortgage or deed of trust made in good faith for value covering any part of the other Parcel and any improvements thereon.

SECTION 13. NON-DEDICATION.

     Nothing contained in this Agreement shall be deemed to be a gift or dedication of any portion of any Parcel to the general public or for any public use or purpose whatsoever, it being the intention of the parties hereto and their successors and assigns that nothing in this


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Agreement, expressed or implied, shall confer upon any person, other than the parties hereto and their successors and assigns, rights or remedies under or by reason of this Agreement.

SECTION 14. MISCELLANEOUS.

     Unless otherwise provided herein to the contrary, this Agreement may be terminated, extended, modified or amended by written agreement of all Parties, signed and recorded in the Office of the Recorder of Deeds for Cook County, Illinois.

     This Agreement and all easement and other rights granted to Williams hereunder are subject and subordinate to all existing licenses, leases, grants, easements, rights of way, mortgages, exceptions, encumbrances, title defects, matters of record, reservations, and conditions affecting the Easement Area and access thereto and lands adjacent thereto.

SECTION 15. MULTIPLE COUNTERPARTS.

     This Agreement may be executed and delivered in multiple counterparts, all of which taken together shall be one and the same instrument binding against all parties when all have so executed and delivered.

                           [SIGNATURE PAGE TO FOLLOW]


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       Midway Amusement Games, LLC
                                       a Delaware limited liability company


                                       By:   /s/ Deborah K. Fulton
                                             ------------------------
                                             Deborah K. Fulton
                                             Vice President and Secretary


                                       Williams Electronics Games, Inc.,
                                       a Delaware corporation

                                       By:   /s/ Brian R. Gamache
                                             -------------------------

                                       Name: Brian R. Gamache
                                             -------------------------

                                       Title: President and CEO
                                             -------------------------

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List of Exhibits
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Notary Public Seals.

Exhibit A - Description of Midway Parcel.

Exhibit B - Description of Williams Parcel.

Exhibit C - Description of Easement Area.



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